UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 7, 2006

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          All statements contained in this Current Report on Form 8-K , other than statements of historical fact, are forward-looking statements, including those regarding: our guidance on future financial results and other projections or measures of our future performance; the amount and timing of the benefits expected for the agreements and transactions described in this Current Report, from new products or services, from future deployment of applications and from other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; relationships with customers or strategic partners; difficulties in integrating acquired businesses; conflicts or potential conflicts between our interests and those of other businesses of Emdeon, our parent company; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement
     Emdeon Corporation (which we refer to as Emdeon), Envoy Corporation (which we refer to as Envoy), Emdeon Practice Services, Inc. (which we refer to as EPS) and WebMD Health Corp. have previously entered into a Business Services Agreement, dated as of January 31, 2006 (which we refer to as the Existing BSA). Emdeon, EPS and WebMD have previously entered into a Joint Development Agreement, dated as of January 31, 2006 (which we refer to as the Existing JDA). Emdeon owns 85.8% of the outstanding common stock of WebMD. Envoy and EPS are wholly owned subsidiaries of Emdeon. As previously announced, Emdeon entered into an agreement to sell EPS to Sage Software, Inc. on August 8, 2006. Upon consummation of that sale, EPS will no longer be a subsidiary of Emdeon.
     On August 7, 2006, WebMD and EPS entered into an Amended and Restated Business Services Agreement (which we refer to as the Amended BSA) and an Amended and Restated Joint Development Agreement (which we refer to as the Amended JDA). The Amended BSA and Amended JDA were entered into in preparation for Emdeon entering into the agreement to sell EPS to Sage Software, Inc. and in contemplation of EPS no longer being a subsidiary of Emdeon
•	The Amended BSA contains the provisions applicable to the relationship between EPS and WebMD that are in the Existing BSA and was entered into in order to separate those provisions from the provisions applicable to the other parties thereto. The Existing BSA remains in effect among the parties thereto, other than EPS and Emdeon. WebMD and Emdeon contemplate that separate agreements between WebMD and EBS and between WebMD and VIPS, Inc., a wholly owned subsidiary of Emdeon, will be executed to replace the Existing BSA. In addition to these structural changes, the provisions of the Amended BSA are, in general, substantially the same as those in the Existing BSA, except that WebMD has agreed to an amendment that clarifies EPS right to use a third party to obtain certain products and services if WebMD is unable to provide them.

•	The Existing JDA contemplated that the parties would create a task force to create a plan to integrate WebMD’s personal health record with the clinical products, including the electronic medical record, of EPS to allow import of data from one to the other, subject to applicable law and privacy and security requirements. Since that time, the parties have created the task force and established an outline of an integration plan, and the Joint Development Agreement is being to updated reflect these developments. The other provisions of the Amended JDA are, in general, substantially the same as those in the Existing JDA, except as amended to clarify EPS’s right to integrate with a personal health record of a third party, if after good faith efforts to market WebMD’s personal health record, a customer requests the third party personal health record and EPS would be at reasonable risk of losing the potential sale if it did not integrate with the third party. In addition, the Amended JDA removes Emdeon as a party.
     The above summary is qualified in its entirety by reference to the Amended BSA itself and the Amended JDA itself, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference in this Item 1.01 in their entirety. In addition, to the extent required by Item 1.01 of Form 8-K, the following are incorporated by reference into this Item 1.01 pursuant to General Instruction B.3 of Form 8-K:
•	the descriptions of the Existing BSA and Existing JDA in Item 13 of WebMD’s Annual Report on Form 10-K for the year ended December 31, 2005 (as amended by Amendment No. 1) under the heading “Transactions with Emdeon – Product Development, Marketing and Related Agreements”;

•	the Existing BSA, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by WebMD on February 1, 2006; and

•	the Existing JDA, a copy of which was filed as Exhibit 10.3 to the Current Report on Form 8-K filed by WebMD on February 1, 2006.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
          The following exhibits are filed herewith:
10.1	Amended and Restated Business Services Agreement, dated as of August 7, 2006, among Emdeon Practice Services, Inc. and the Registrant

10.2	Amended and Restated Joint Development Agreement, dated as of August 7, 2006, among Emdeon Practice Services, Inc. and the Registrant

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: August 11, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Business Services Agreement, dated as of August 7, 2006, among Emdeon Practice Services, Inc. and the Registrant

10.2	Amended and Restated Joint Development Agreement, dated as of August 7, 2006, among Emdeon Practice Services, Inc. and the Registrant